                                                 Registration No. 33-______

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                        STRATEGIC DISTRIBUTION, INC.
             (Exact name of issuer as specified in its charter)

                 DELAWARE                           22-1849240
           (State or other jurisdiction           (I.R.S. Employer
           of incorporation or organization)       Identification
                                                    Number)


      12136 West Bayaud, Suite 320
          Lakewood, Colorado                        80228
        (Address of principal                     (zip code)
         executive offices)

                        Strategic Distribution, Inc.
                       Executive Compensation Plan and
                    1996 Non-Employee Director Stock Plan
                          (Full title of the plans)


                           William L. Mahone, Esq.
                             Assistant Secretary
                        Strategic Distribution, Inc.
                              165 Mason Street
                        Greenwich, Connecticut 06830
                               (203) 629-8750
        (Name and address, including zip code, of agent for service)
        (Telephone number, including area code, of agent for service)



                                  COPY TO:
                             Neil Novikoff, Esq.
                           Willkie Farr & Gallagher
                             One Citicorp Center
                            153 East 53rd Street
                             New York, NY 10022
                               (212) 821-8000



                    The Exhibit Index is located on page 7

                         CALCULATION OF REGISTRATION FEE


                                                Proposed maximum       Proposed maximum
Title of securities to   Amount to be           offering price per     aggregate offering          Amount of
be registered            registered             share(1)               price(1)                    registration fee
- ----------------------   ------------           ------------------     ------------------          ----------------
Common Stock, par
value $0.10 per share      650,000               $7.06                     $4,589,000                $1,582.41



- ----------------------

(1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, filed with the Securities and Exchange Commission (the "Commission") by Strategic Distribution, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

                   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                   (b) The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996.

                   (c) The description of the Common Stock of the Company, par value $0.10 per share, which is included in the Company's Application for Registration on Form 8-A, dated July 21, 1989, as amended in the Company's Amendment to Application or Report on Form 8, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 13, 1990.

                  All reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

                  In accordance with Section 145 of the DGCL, Article NINTH of the Company's Second Restated Certificate of Incorporation (the "Second Restated Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Section 145 of the DGCL, as the same may be amended or supplemented. The indemnification provided by the Second Restated Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and Article NINTH of the Second Restated Certificate.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable

Item 8.  EXHIBITS

                  4 Specimen of Common Stock Certificate (incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 33-82906, dated October 5, 1994).

                  5        Opinion of Willkie Farr & Gallagher.

                  23.1     Consent of KPMG Peat Marwick LLP.

                  23.2     Consent of Willkie Farr & Gallagher (contained in
			   Exhibit 5).

                  24 Powers of Attorney (contained in the signature pages of this Registration Statement).

                              SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 26th day of June, 1996.

                                           STRATEGIC DISTRIBUTION, INC.


                                           By:/s/ Andrew M. Bursky
                                                  Andrew M. Bursky
                                                  Chairman of the
                                                  Board of Directors

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Mahone, in his own capacity, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature               Capacity                     Date
      ---------               --------                     ----


/s/ William R. Berkley        Director                     June 26, 1996
William R. Berkley


/s/ Andrew M. Bursky          Chairman of the              June 26, 1996
Andrew M. Bursky              Board and Director
                              (Principal Executive
                               Officer)


/s/ Arnold W. Donald          Director                     June 26, 1996
Arnold W. Donald


/s/ Catherine B. James        Chief Financial              June 26, 1996
Catherine B. James            Officer, Executive
                              Vice President,
                              Secretary, Treasurer
                              and Director
                              (Principal Financial
                               Officer)


/s/ Charles J. Martin         Vice President,              June 26, 1996
Charles J. Martin             Controller and Chief
                              Accounting Officer
                              (Principal Accounting
                               Officer)

Signature                     Capacity                        Date
- ---------                     --------                        ----


/s/ George E. Krauter         Director                     June 26, 1996
George E. Krauter


/s/ Joshua A. Polan           Director                     June 26, 1996
Joshua A. Polan


/s/ Mitchell I. Quain         Director                     June 26, 1996
Mitchell I. Quain


/s/ Theodore R. Rieple        President and                June 25, 1996
Theodore R. Rieple            Director

                                INDEX TO EXHIBITS


Exhibit No.       Description of Exhibit
- -----------       ----------------------

  4 Specimen of Common Stock Certificate (incorporated by reference to Amendment No.2 to the Company's Registration Statement on Form S-1, Registration No. 33-82906, dated October 5, 1994)

  5               Opinion of Willkie Farr & Gallagher

 23.1             Consent of KPMG Peat Marwick LLP

 23.2             Consent of Willkie Farr & Gallagher
                  (contained in Exhibit 5)

 24.1             Powers of Attorney (contained in
                  the signature pages to this Registration
                  Statement)